Exhibit 99.1

Essent Group Ltd. Reports Second Quarter 2019 Results & Declares Inaugural Dividend
HAMILTON, Bermuda--(BUSINESS WIRE)--August 2, 2019--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended June 30, 2019 of $136.4 million or $1.39 per diluted share, compared to $111.8 million or $1.14 per diluted share for the quarter ended June 30, 2018.
Essent also announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per common share. The dividend is payable on September 16, 2019, to shareholders of record on September 4, 2019.
“We are pleased with our strong financial results for the second quarter and our continued progress in transitioning our franchise to a buy, manage and distribute model through utilization of EssentEDGE and reinsurance,” said Mark Casale, Chairman and Chief Executive Officer. “Our performance, along with the use of reinsurance, continues to generate excess capital. As a result, we are pleased to announce our inaugural dividend and believe that it is a tangible demonstration of the benefits in a buy, manage and distribute operating model.”
Financial Highlights:

•	Insurance in force as of June 30, 2019 was $153.3 billion, compared to $143.2 billion as of March 31, 2019 and $122.5 billion as of June 30, 2018.

•	New insurance written for the second quarter was $18.0 billion, compared to $11.0 billion in the first quarter of 2019 and $12.9 billion in the second quarter of 2018.

•	Net premiums earned for the second quarter were $188.5 million, compared to $177.8 million in the first quarter of 2019 and $157.0 million in the second quarter of 2018.

•	The expense ratio for the second quarter was 22.0%, compared to 23.1% in the first quarter of 2019 and 23.2% in the second quarter of 2018.

•
The provision for losses and LAE for the second quarter was $5.0 million, compared to a provision of $7.1 million in the first quarter of 2019 and a provision of $1.8 million in the second quarter of 2018.

•	The percentage of loans in default as of June 30, 2019 was 0.66%, compared to 0.65% as of March 31, 2019 and 0.64% as of June 30, 2018.

•	The combined ratio for the second quarter was 24.7%, compared to 27.1% in the first quarter of 2019 and 24.4% in the second quarter of 2018.

•	The consolidated balance of cash and investments at June 30, 2019 was $3.2 billion, including cash and investment balances at Essent Group Ltd. of $72.0 million.

•
The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 13.6:1 as of June 30, 2019.

•
In June, Essent Guaranty, Inc. obtained $333.8 million of excess of loss reinsurance coverage on mortgage insurance policies written by Essent in 2015 and 2016. The reinsurance is fully collateralized by ten-year mortgage insurance-linked notes (“ILNs”) issued by Radnor Re 2019-2 Ltd., an unaffiliated special purpose insurer.

Conference Call
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 833-287-0797 inside the U.S., or 647-689-4456 for international callers, using passcode 7877815 or by referencing Essent.
A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-585-8367 inside the U.S., or 416-621-4642 for international callers, passcode 7877815.
In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.

Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 19, 2019. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures
In presenting Essent Group Ltd.’s results, management has included financial measures, including adjusted book value per share, that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as “non-GAAP measures.” These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial supplement in accordance with Regulation G.

About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter Ended June 30, 2019

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Reinsurance Vintage Data
Exhibit I	Portfolio Geographic Data
Exhibit J	Defaults, Reserve for Losses and LAE, and Claims
Exhibit K	Investments Available for Sale
Exhibit L	Insurance Company Capital
Exhibit M	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

				Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2019	2018	2019	2018
Revenues:
Net premiums written	$188,404	$168,404	$366,048	$333,629
Decrease (increase) in unearned premiums	86	(11,446)	233	(24,113)
Net premiums earned	188,490	156,958	366,281	309,516
Net investment income	20,581	15,134	40,461	28,848
Realized investment gains, net	583	439	1,243	636
Other income	2,238	1,237	4,433	2,231
Total revenues	211,892	173,768	412,418	341,231

Losses and expenses:
Provision for losses and LAE	4,960	1,813	12,067	7,122
Other underwriting and operating expenses	41,520	36,428	82,550	74,552
Interest expense	2,679	2,618	5,349	5,068
Total losses and expenses	49,159	40,859	99,966	86,742

Income before income taxes	162,733	132,909	312,452	254,489
Income tax expense	26,328	21,154	48,327	31,665
Net income	$136,405	$111,755	$264,125	$222,824

Earnings per share:
Basic	$1.39	$1.15	$2.70	$2.29
Diluted	1.39	1.14	2.69	2.28

Weighted average shares outstanding:
Basic	97,798	97,426	97,697	97,362
Diluted	98,170	97,866	98,137	97,908

Net income	$136,405	$111,755	$264,125	$222,824

Other comprehensive income (loss):
Change in unrealized appreciation (depreciation) of investments	35,987	(7,246)	74,353	(35,996)
Total other comprehensive income (loss)	35,987	(7,246)	74,353	(35,996)
Comprehensive income	$172,392	$104,509	$338,478	$186,828

Loss ratio	2.6%	1.2%	3.3%	2.3%
Expense ratio	22.0	23.2	22.5	24.1
Combined ratio	24.7%	24.4%	25.8%	26.4%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
($ in thousands)	2019	2018
Assets
Investments
Fixed maturities available for sale, at fair value	$2,848,746	$2,605,666
Short-term investments available for sale, at fair value	251,468	154,400
Total investments available for sale	3,100,214	2,760,066
Other invested assets	69,853	30,952
Total investments	3,170,067	2,791,018
Cash	25,255	64,946
Accrued investment income	18,387	17,627
Accounts receivable	40,395	36,881
Deferred policy acquisition costs	15,830	16,049
Property and equipment	17,324	7,629
Prepaid federal income tax	230,385	202,385
Other assets	22,256	13,436

Total assets	$3,539,899	$3,149,971

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$55,138	$49,464
Unearned premium reserve	295,234	295,467
Net deferred tax liability	216,660	172,642
Credit facility borrowings, net of deferred costs	223,950	223,664
Securities purchased payable	5,041	2,041
Other accrued liabilities	39,584	40,976
Total liabilities	835,607	784,254

Commitments and contingencies

Stockholders' Equity
Common shares	1,476	1,472
Additional paid-in capital	1,110,893	1,110,800
Accumulated other comprehensive income (loss)	45,360	(28,993)
Retained earnings	1,546,563	1,282,438
Total stockholders' equity	2,704,292	2,365,717

Total liabilities and stockholders' equity	$3,539,899	$3,149,971

Return on average equity (1)	20.9%	21.7%

(1) The 2019 return on average equity is calculated by dividing annualized year-to-date 2019 net income by average equity.  The 2018 return on average equity is calculated by dividing full year 2018 net income by average equity.

					Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2019		2018
Selected Income Statement Data	June 30	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums written	$188,404	$177,644	$176,437	$175,221	$168,404	$165,225

Net premiums earned (1)	188,490	177,791	173,301	166,675	156,958	152,558
Other revenues (2)	23,402	22,735	19,823	18,323	16,810	14,905
Total revenues	211,892	200,526	193,124	184,998	173,768	167,463

Losses and expenses:
Provision for losses and LAE (3)	4,960	7,107	(999)	5,452	1,813	5,309
Other underwriting and operating expenses	41,520	41,030	39,449	36,899	36,428	38,124
Interest expense	2,679	2,670	2,611	2,500	2,618	2,450
Total losses and expenses	49,159	50,807	41,061	44,851	40,859	45,883

Income before income taxes	162,733	149,719	152,063	140,147	132,909	121,580
Income tax expense (4)	26,328	21,999	23,535	24,136	21,154	10,511
Net income	$136,405	$127,720	$128,528	$116,011	$111,755	$111,069

Earnings per share:
Basic	$1.39	$1.31	$1.32	$1.19	$1.15	$1.14
Diluted	1.39	1.30	1.31	1.18	1.14	1.13

Weighted average shares outstanding:
Basic	97,798	97,595	97,450	97,438	97,426	97,298
Diluted	98,170	98,104	98,066	98,013	97,866	97,951

Other Data:
Loss ratio (5)	2.6%	4.0%	(0.6)%	3.3%	1.2%	3.5%
Expense ratio (6)	22.0	23.1	22.8	22.1	23.2	25.0
Combined ratio	24.7%	27.1%	22.2%	25.4%	24.4%	28.5%

Return on average equity (annualized)	20.9%	20.9%	22.4%	21.5%	21.8%	22.6%

(1) Net premiums earned are net of premiums ceded to third-party reinsurers. Premiums ceded totaled $8,428, $6,038, $3,731, $3,158, $3,585 and $294 in the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

(2) Certain of our third-party reinsurance agreements contain an embedded derivative as the premium ceded under those agreements will vary based on changes in interest rates. Other revenues for the three months ended June 30, 2019 and March 31, 2019 include a $1,160 and $1,424 favorable increase, respectively, in the fair value of these embedded derivatives.

(3) Provision for losses and LAE for the three months ended December 31, 2018 includes a $9,941 reduction associated with previously identified hurricane-related defaults based on the performance to date and our expectations of the amount of ultimate losses on the remaining delinquencies.

(4) Income tax expense for the three months ended March 31, 2019 and 2018 was reduced by $1,956 and $9,549, respectively, of excess tax benefits associated with the vesting of common shares and common share units during each period. Income tax expense for the three months ended September 30, 2018 includes $1,450 of expense associated with accrual to return adjustments associated with the completion of the 2017 U.S. federal income tax return.

(5) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(6) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

					Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2019		2018
Other Data, continued:	June 30	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$17,973,505	$10,945,307	$11,408,542	$13,913,191	$12,850,642	$9,336,150
New risk written	4,485,217	2,713,389	2,838,530	3,430,942	3,201,610	2,295,314

Bulk:
New insurance written	$29,524	$55,002	$—	$—	$—	$—
New risk written	2,129	6,542	—	—	—	—

Total:
Average gross premium rate (7)	0.51%	0.50%	0.50%	0.51%	0.52%	0.52%
Average net premium rate (8)	0.49%	0.48%	0.49%	0.50%	0.51%	0.52%
New insurance written	$18,003,029	$11,000,309	$11,408,542	$13,913,191	$12,850,642	$9,336,150
New risk written	$4,487,346	$2,719,931	$2,838,530	$3,430,942	$3,201,610	$2,295,314
Insurance in force (end of period)	$153,317,157	$143,181,641	$137,720,786	$131,249,957	$122,501,246	$115,250,949
Gross risk in force (end of period) (9)	$38,531,090	$35,925,830	$34,482,448	$32,786,194	$30,579,106	$28,691,561
Risk in force (end of period)	$37,034,687	$34,744,417	$33,892,869	$32,361,782	$30,154,694	$28,267,149
Policies in force	666,705	629,808	608,135	581,570	546,576	517,215
Weighted average coverage (10)	25.1%	25.1%	25.0%	25.0%	25.0%	24.9%
Annual persistency	84.8%	85.1%	84.9%	84.0%	83.0%	83.5%

Loans in default (count)	4,405	4,096	4,024	3,538	3,519	4,442
Percentage of loans in default	0.66%	0.65%	0.66%	0.61%	0.64%	0.86%

Other Risk in Force
GSE and other risk share (11)	$802,530	$771,175	$655,384	$612,750	$592,493	$557,692

Credit Facility
Borrowings outstanding	$225,000	$225,000	$225,000	$225,000	$225,000	$265,000
Undrawn committed capacity	$275,000	$275,000	$275,000	$275,000	$275,000	$110,000
Weighted average interest rate	4.41%

(7) Average gross premium rate is calculated by dividing annualized premiums earned for the U.S. mortgage insurance portfolio, before reductions for premiums ceded under third-party reinsurance, by average insurance in force for the period.

(8) Average net premium rate is calculated by dividing annualized net premiums earned for the U.S. mortgage insurance portfolio by average insurance in force for the period.
(9) Gross risk in force includes risk ceded under third-party reinsurance.
(10) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(11) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Re provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

							Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended				Six Months Ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
($ in thousands)
>=760	$7,313,814	40.7%	$5,460,040	42.5%	$11,784,317	40.8%	$9,292,258	41.9%
740-759	3,073,807	17.1	2,217,294	17.3	4,985,948	17.2	3,767,432	17.0
720-739	2,572,580	14.3	1,881,334	14.6	4,138,193	14.3	3,220,479	14.5
700-719	2,140,363	11.9	1,544,303	12.0	3,492,908	12.1	2,689,203	12.1
680-699	1,534,959	8.5	940,587	7.3	2,442,928	8.4	1,750,205	7.9
<=679	1,337,982	7.5	807,084	6.3	2,074,518	7.2	1,467,215	6.6
Total	$17,973,505	100.0%	$12,850,642	100.0%	$28,918,812	100.0%	$22,186,792	100.0%

Weighted average credit score	744		746		744		745

NIW by LTV
	Three Months Ended				Six Months Ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
($ in thousands)
85.00% and below	$2,220,430	12.3%	$1,491,036	11.6%	$3,663,263	12.7%	$2,703,372	12.2%
85.01% to 90.00%	4,851,313	27.0	3,589,257	27.9	7,801,661	27.0	6,297,769	28.4
90.01% to 95.00%	7,525,709	41.9	5,584,368	43.5	12,185,046	42.1	9,662,576	43.5
95.01% and above	3,376,053	18.8	2,185,981	17.0	5,268,842	18.2	3,523,075	15.9
Total	$17,973,505	100.0%	$12,850,642	100.0%	$28,918,812	100.0%	$22,186,792	100.0%

Weighted average LTV	92%		92%		92%		92%

NIW by Product
	Three Months Ended				Six Months Ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
Single Premium policies		11.1%		14.5%		11.6%		17.0%
Monthly Premium policies		88.9		85.5		88.4		83.0
		100.0%		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended				Six Months Ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
Purchase		84.5%		93.1%		85.7%		89.8%
Refinance		15.5		6.9		14.3		10.2
		100.0%		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	June 30, 2019		March 31, 2019		June 30, 2018
($ in thousands)
>=760	$64,977,185	42.4%	$61,191,185	42.7%	$53,145,884	43.4%
740-759	25,747,495	16.8	23,919,745	16.7	20,127,254	16.4
720-739	22,203,764	14.5	20,728,151	14.5	17,605,819	14.4
700-719	17,723,067	11.5	16,454,730	11.5	13,836,837	11.3
680-699	12,697,092	8.3	11,774,884	8.2	10,145,188	8.3
<=679	9,968,554	6.5	9,112,946	6.4	7,640,264	6.2
Total	$153,317,157	100.0%	$143,181,641	100.0%	$122,501,246	100.0%

Weighted average credit score	746		746		746

Gross RIF by FICO score	June 30, 2019		March 31, 2019		June 30, 2018
($ in thousands)
>=760	$16,258,608	42.2%	$15,303,364	42.6%	$13,245,851	43.3%
740-759	6,478,145	16.8	6,012,004	16.7	5,052,409	16.5
720-739	5,643,012	14.6	5,257,051	14.6	4,438,671	14.5
700-719	4,473,871	11.6	4,144,221	11.6	3,450,490	11.3
680-699	3,217,062	8.4	2,974,758	8.3	2,540,531	8.3
<=679	2,460,392	6.4	2,234,432	6.2	1,851,154	6.1
Total	$38,531,090	100.0%	$35,925,830	100.0%	$30,579,106	100.0%

Portfolio by LTV
IIF by LTV	June 30, 2019		March 31, 2019		June 30, 2018
($ in thousands)
85.00% and below	$16,525,093	10.8%	$15,581,861	10.9%	$13,868,422	11.3%
85.01% to 90.00%	44,234,770	28.9	42,045,657	29.3	37,558,668	30.6
90.01% to 95.00%	72,549,888	47.3	68,414,122	47.8	59,491,807	48.6
95.01% and above	20,007,406	13.0	17,140,001	12.0	11,582,349	9.5
Total	$153,317,157	100.0%	$143,181,641	100.0%	$122,501,246	100.0%

Weighted average LTV	92%		92%		92%

Gross RIF by LTV	June 30, 2019		March 31, 2019		June 30, 2018
($ in thousands)
85.00% and below	$1,907,272	5.0%	$1,797,794	5.0%	$1,584,294	5.2%
85.01% to 90.00%	10,625,848	27.6	10,083,981	28.1	8,950,145	29.3
90.01% to 95.00%	20,784,261	53.9	19,605,747	54.6	17,068,140	55.8
95.01% and above	5,213,709	13.5	4,438,308	12.3	2,976,527	9.7
Total	$38,531,090	100.0%	$35,925,830	100.0%	$30,579,106	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	June 30, 2019		March 31, 2019		June 30, 2018
($ in thousands)
FRM 30 years and higher	$143,827,908	93.8%	$133,725,528	93.4%	$112,753,292	92.0%
FRM 20-25 years	2,901,947	1.9	2,912,323	2.1	3,040,764	2.5
FRM 15 years	3,391,072	2.2	3,335,714	2.3	3,638,461	3.0
ARM 5 years and higher	3,196,230	2.1	3,208,076	2.2	3,068,729	2.5
Total	$153,317,157	100.0%	$143,181,641	100.0%	$122,501,246	100.0%

			Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

($ in thousands)	June 30, 2019	March 31, 2019	June 30, 2018

GSE and other risk share (1)	$802,530	$771,175	$592,493

Weighted average credit score	748	747	748
Weighted average LTV	85%	85%	85%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

												Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
June 30, 2019

					Insurance in Force
Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	% FRM	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default

2010	$245,898	$6,255	2.5%	46	71.1%	60.6%	0.0%	1.5%	63.4%	100.0%	2.6%	—
2011	3,229,720	186,982	5.8	1,091	70.5	61.5	0.3	6.2	52.7	97.8	3.8	24
2012	11,241,161	1,405,500	12.5	7,534	73.1	70.9	0.7	5.4	56.9	99.0	2.3	92
2013	21,152,638	4,237,378	20.0	22,517	79.7	64.3	2.2	7.8	51.4	98.8	2.3	246
2014	24,799,434	7,141,438	28.8	38,770	89.2	66.4	4.7	15.7	41.1	96.9	3.1	508
2015	26,193,656	11,777,504	45.0	56,811	84.7	58.9	2.7	14.7	43.8	98.0	2.8	632
2016	34,949,319	22,423,350	64.2	100,102	83.0	57.9	6.9	13.6	45.5	98.5	3.1	860
2017	43,858,322	34,821,992	79.4	154,934	86.9	59.4	14.1	15.8	41.7	97.1	4.2	1,250
2018	47,508,525	42,790,095	90.1	177,166	92.0	61.0	17.6	14.9	41.0	97.9	4.8	751
2019 (through June 30)	29,003,338	28,526,663	98.4	107,734	85.6	60.5	18.4	15.7	40.5	98.5	1.6	42
Total	$242,182,011	$153,317,157	63.3	666,705	87.1	60.4	13.0	14.8	42.4	97.9	3.1	4,405

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

															Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Reinsurance Vintage Data
June 30, 2019

($ in thousands)			Original Reinsurance in Force					Remaining Reinsurance in Force
Year	Remaining Insurance in Force	Remaining Risk in Force	ILN		Other Reinsurance		Total	ILN	Other Reinsurance	Total	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Quarter-to-Date Premiums Ceded	Year-to-Date Premiums Ceded
2015 & 2016	$30,826,843	$8,331,331	$333,844	(1)	$—		$333,844	$333,844	$—	$333,844	$—	$208,111	$208,111	$340	$340
2017	33,789,568	8,468,723	424,412	(2)	165,167	(3)	589,579	405,558	165,167	570,725	—	224,689	224,017	3,692	7,423
2018	41,985,709	10,531,739	473,184	(4)	118,650	(5)	591,834	473,184	118,650	591,834	—	253,643	253,643	4,396	6,703
Total	$106,602,120	$27,331,793	$1,231,440		$283,817		$1,515,257	$1,212,586	$283,817	$1,496,403	$—	$686,443	$685,771	$8,428	$14,466

(1) Reinsurance provided by Radnor Re 2019-2 Ltd., through its issuance of mortgage insurance-linked notes ("ILNs"), effective June 2019.
(2) Reinsurance provided by Radnor Re 2018-1 Ltd., through its issuance of ILNs, effective March 2018.
(3) Reinsurance provided by a panel of reinsurers effective November 2018. Coverage provided immediately above the coverage provided by Radnor Re 2018-1 Ltd.
(4) Reinsurance provided by Radnor Re 2019-1 Ltd., through its issuance of ILNs, effective February 2019.
(5) Reinsurance provided by a panel of reinsurers effective February 2019. Coverage provided pari-passu to the coverage provided by Radnor Re 2019-1 Ltd.

			Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	June 30, 2019	March 31, 2019	June 30, 2018
CA	9.6%	9.3%	9.2%
TX	8.0	7.9	8.0
FL	7.5	7.4	7.2
WA	4.6	4.7	4.8
IL	3.8	3.8	3.9
NJ	3.7	3.7	3.7
CO	3.6	3.4	3.3
NC	3.4	3.5	3.5
OH	3.4	3.3	3.2
GA	3.4	3.4	3.4
All Others	49.0	49.6	49.8
Total	100.0%	100.0%	100.0%

Gross RIF by State
	June 30, 2019	March 31, 2019	June 30, 2018
CA	9.4%	9.0%	8.9%
TX	8.3	8.1	8.2
FL	7.6	7.6	7.3
WA	4.6	4.7	4.9
IL	3.7	3.7	3.8
NJ	3.6	3.7	3.6
CO	3.5	3.3	3.2
GA	3.4	3.5	3.5
NC	3.4	3.5	3.5
OH	3.4	3.4	3.3
All Others	49.1	49.5	49.8
Total	100.0%	100.0%	100.0%

				Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Beginning default inventory	4,096	4,442	4,024	4,783
Plus: new defaults	2,849	1,701	5,767	3,695
Less: cures	(2,433)	(2,572)	(5,182)	(4,842)
Less: claims paid	(106)	(52)	(194)	(115)
Less: rescissions and denials, net	(1)	—	(10)	(2)
Ending default inventory	4,405	3,519	4,405	3,519

Rollforward of Reserve for Losses and LAE
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
($ in thousands)	2019	2018	2019	2018
Reserve for losses and LAE at beginning of period	$53,484	$49,966	$49,464	$46,850
Add provision for losses and LAE occurring in:
Current year	11,354	6,576	23,182	16,528
Prior years	(6,394)	(4,763)	(11,115)	(9,406)
Incurred losses and LAE during the period	4,960	1,813	12,067	7,122
Deduct payments for losses and LAE occurring in:
Current year	230	211	245	211
Prior years	3,076	1,552	6,148	3,745
Loss and LAE payments during the period	3,306	1,763	6,393	3,956
Reserve for losses and LAE at end of period	$55,138	$50,016	$55,138	$50,016

Claims
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Number of claims paid	106	52	194	115
Total amount paid for claims (in thousands)	$3,208	$1,676	$6,107	$3,819
Average amount paid per claim (in thousands)	$30	$32	$31	$33
Severity	69%	64%	74%	70%

					Exhibit J, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

	June 30, 2019
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	2,511	57%	$12,646	25%	$133,536	9%
Four to eleven payments	1,443	33	22,292	44	78,047	29
Twelve or more payments	369	8	11,583	23	22,093	52
Pending claims	82	2	4,055	8	4,657	87
Total case reserves	4,405	100%	50,576	100%	$238,333	21
IBNR			3,792
LAE			770
Total reserves for losses and LAE			$55,138

Average reserve per default:
Case			$11.5
Total			$12.5

Default Rate	0.66%

	December 31, 2018
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	2,254	56%	$12,005	27%	$119,666	10%
Four to eleven payments	1,350	33	20,031	44	72,222	28
Twelve or more payments	357	9	10,523	23	20,419	52
Pending claims	63	2	2,749	6	3,182	86
Total case reserves	4,024	100%	45,308	100%	$215,489	21
IBNR			3,398
LAE			758
Total reserves for losses and LAE			$49,464

Average reserve per default:
Case			$11.3
Total			$12.3

Default Rate	0.66%

	June 30, 2018
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	1,543	44%	$9,077	20%	$84,685	11%
Four to eleven payments	1,675	47	26,688	58	96,627	28
Twelve or more payments	268	8	8,368	18	14,476	58
Pending claims	33	1	1,640	4	1,946	84
Total case reserves	3,519	100%	45,773	100%	$197,734	23
IBNR			3,433
LAE			810
Total reserves for losses and LAE			$50,016

Average reserve per default:
Case			$13.0
Total			$14.2

Default Rate	0.64%

				Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	June 30, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$305,152	9.8%	$289,892	10.5%
U.S. agency securities	33,473	1.1	32,997	1.2
U.S. agency mortgage-backed securities	724,382	23.4	637,178	23.1
Municipal debt securities	402,715	13.0	483,879	17.5
Non-U.S. government securities	47,670	1.5	45,001	1.6
Corporate debt securities	774,506	25.0	725,201	26.3
Residential and commercial mortgage securities	250,793	8.1	121,838	4.4
Asset-backed securities	352,053	11.3	284,997	10.3
Money market funds	209,470	6.8	139,083	5.1
Total investments available for sale	$3,100,214	100.0%	$2,760,066	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	June 30, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$1,638,005	52.8%	$1,362,781	49.4%
Aa1	127,936	4.1	124,435	4.5
Aa2	159,631	5.2	196,218	7.1
Aa3	164,922	5.3	143,315	5.2
A1	216,738	7.0	222,073	8.0
A2	174,426	5.6	199,238	7.2
A3	174,948	5.7	146,300	5.3
Baa1	170,537	5.5	162,695	5.9
Baa2	161,799	5.2	140,168	5.1
Baa3	44,854	1.5	26,805	1.0
Below Baa3	66,418	2.1	36,038	1.3
Total investments available for sale	$3,100,214	100.0%	$2,760,066	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investments Available for Sale by Duration and Book Yield
Effective Duration	June 30, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$812,953	26.2%	$529,545	19.2%
1 to < 2 Years	401,313	12.9	285,060	10.3
2 to < 3 Years	277,580	9.0	251,763	9.1
3 to < 4 Years	395,083	12.7	278,804	10.1
4 to < 5 Years	303,485	9.8	429,005	15.6
5 or more Years	909,800	29.4	985,889	35.7
Total investments available for sale	$3,100,214	100.0%	$2,760,066	100.0%

Pre-tax investment income yield:
Three months ended June 30, 2019	2.84%
Six months ended June 30, 2019	2.85%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of June 30, 2019	$71,972
As of December 31, 2018	$78,405

		Exhibit L

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	June 30, 2019	December 31, 2018
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$2,091,907	$1,886,929

Combined net risk in force (2)	$28,459,376	$26,233,783

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	14.1:1	14.4:1
Essent Guaranty of PA, Inc.	3.8:1	4.2:1
Combined (4)	13.6:1	13.9:1

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$899,117	$798,612

Net risk in force (2)	$9,323,473	$8,265,763

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit M
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is a measure used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all "in-the-money" options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted share units) issued to management and the Board of Directors and any "in-the-money" options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of June 30, 2019, December 31, 2018 and June 30, 2018, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of Adjusted Book Value to the most comparable GAAP amount as of June 30, 2019, December 31, 2018 and June 30, 2018 in accordance with Regulation G:

(In thousands, except per share amounts)	June 30, 2019	December 31, 2018	June 30, 2018

Numerator:
Total Stockholders' Equity (Book Value)	$2,704,292	$2,365,717	$2,103,571

Subtract: Accumulated Other Comprehensive Income (Loss)	45,360	(28,993)	(39,248)

Adjusted Book Value	$2,658,932	$2,394,710	$2,142,819

Denominator:
Total Common Shares Outstanding	98,396	98,139	98,128

Add: Restricted Share Units Outstanding	365	449	452

Total Common Shares and Share Units Outstanding	98,761	98,588	98,580

Adjusted Book Value per Share	$26.92	$24.29	$21.74